SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 15, 2001

                             ----------------------

                         COMMISSION FILE NUMBER 0-26476

NEVADA                               SAFESCIENCE, INC.             33-0231238
(State of other jurisdiction of  (Exact name of registrant as  (I.R.S. Employer
incorporation or organization)    specified in its charter)  Identification No.)

              31 St. James Avenue, Boston, Massachusetts     02116
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              (Address of principal executive officers)      (Zip Code)

        Registrant's telephone number, including area code (617) 422-0674
                             ----------------------

                                 Not Applicable
         --------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.           OTHER EVENTS

         On February 15, 2001, SafeScience, Inc. (the "Company") issued a press release announcing it had appointed Bruce Zetter, Ph.D., Peter Quesenberry, M.D., Ram Sasisekharan, Ph.D. and David Elmaleh, Ph.D. to its Scientific Advisory Board. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

         On February 23, 2001, the Company issued a press release announcing it was discontinuing immediately its consumer and commercial product lines and would record charges, primarily non-cash, of approximately $1,750,000, or $.07 per share, during the fourth quarter as a loss on discontinued operations. A copy of the press release issued by the Company is attached hereto as Exhibit
99.2 to this Form 8-K and is incorporated herein by reference.

         On March 23, 2001, the Company issued a press release announcing that its cancer drug, GBC-590, demonstrated positive clinical activity in colorectal cancer patients in its recently completed Phase IIa clinical trial. Five of 23 patients showed tumor stabilization for periods from two to six months, of which one patient showed a period of tumor shrinkage. A copy of the press release issued by the Company is attached hereto as Exhibit 99.3 to this Form 8-K and is incorporated herein by reference.


ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

Exhibit Number                        Description
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     99.1           Press Release dated February 15, 2001 issued by the Company.
     99.2           Press Release dated February 23, 2001 issued by the Company.
     99.3           Press Release dated March 23, 2001 issued by the Company.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  April 9, 2001               By:    /s/ Bradley J. Carver
                                           ------------------------------------
                                           Bradley J. Carver
                                           Chief Executive Officer and President